As filed with the Securities and Exchange Commission on August 16, 2013.

Registration No. 333-186476

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

Independence Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina (State or jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	20-1734180 (I.R.S. Employer Identification No.)

500 East Washington Street

Greenville, South Carolina 29601

(864) 672-1776

(Address, including zip code, and telephone number, including area code, of principal executive offices)

____________________________

Gordon A. Baird

Chief Executive Officer

Independence Bancshares, Inc.

500 East Washington Street

Greenville, South Carolina 29601

(864) 672-1776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Neil E. Grayson

Benjamin A. Barnhill

Michael F. Johnson

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 250-2235

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

Independence Bancshares, Inc. (the “Registrant”), the holding company for Independence National Bank (the “Bank”) filed a registration statement on Form S-1 (File No. 333-186476) (the “Registration Statement”) registering up to 2,351,250 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), in connection with a follow-on offering to certain of our shareholders. The Securities and Exchange Commission declared the Registration Statement effective on June 28, 2013.

The Registrant terminated the follow-on offering of the Common Stock registered on the Registration Statement on August 1, 2013. Pursuant to the undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities which remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenville, State of South Carolina, on August 16, 2013.

INDEPENDENCE BANCSHARES, INC.

(Registrant)

By: /s/ Gordon A. Baird

Gordon A. Baird
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 16th day of August, 2013.

Signature	Title

/s/ Gordon A. Baird	Chief Executive Officer and Director
Gordon A. Baird	(Principal Executive Officer)

/s/ Martha L. Long	Chief Financial Officer of the Bank
Martha L. Long	(Principal Financial and Accounting Officer)

/s/ Robert B. Willumstad*	Director
Robert B. Willumstad	Chairman of the Board

/s/ Alvin G. Hageman*	Director
Alvin G. Hageman

/s/ H. Neel Hipp, Jr.*	Director
H. Neel Hipp, Jr.

/s/ A. Alexander McLean, III*	Director
A. Alexander McLean, III

/s/ Keith Stock*	Director
Keith Stock

*By: Gordon A. Baird
Power of Attorney

*Pursuant to powers of attorney previously filed with this Registration Statement